Exhibit 10.2

No.： 2014038

Northeast Petroleum University

National Science and Technology Park

House Lease Contract

No.： 2014038

House Lease Contract

Lessor (hereinafter referred to as Party A): National Science and Technology Park Development Co., Ltd. of Daqing Petroleum Institute

Lessee (hereinafter referred to as Party B):  Daqing Sunway Technology Co., Ltd.

Through full consultation, both parties entered into the Contract, details of which are as follows:

Article 1 Object of the Contract

Party A agrees to lease the Room No.320, covering a gross floor area of 169.31 square meters, at Building No.1, Emerging Industry Incubator, 32 Huojuxin Street, Daqing Hi-tech Industrial Development Zone to Party B as the place for scientific research, production and office.

Article 2 Lease Term

Lease term is one year from March 27, 2014 to March 26, 2015.

Article 3 Rental Fees

After accounting, rental fees of Party B for the house is CNY 25,397.00.

Article 4 Fees Collected and Remitted

Property fees CNY 3,725.00, heating fees CNY 6,434.00 and apportioned water (electric) charges CNY 846.00.

Article 5 Security Deposit

When the Contract is signed, Party B additionally pays CNY 0 to Party A as the security deposit for lease of the house. In the case that term of the Contract expires and Party B requests for surrender of the house, Party A shall return security deposit to Party B without any interest after Party A confirms that all fees of Party B are cleared and the house rented by Party B is qualified in the inspection. Security deposit will be used to offset relevant fees on the condition that Party B fails to repair any damaged housing equipment and public facility or defaults on fees for use of the house.

Total amount of the Contract is CNY 36,402.00 only.

Above-mentioned fees shall be paid off before the Contract comes into force upon signature.

Article 6 Other Fees

Party B shall bear other incurred fees (electric charges, communication fees, network fees, separately provided project equipment, etc.) of the house during the lease term.

Party A shall assume property tax and tenure tax of the house involved herein.

Where Party B needs to renew the lease, Party B shall apply to Party A for such renewal one month before expiration of the Contract. Upon approval of Party A, Party B shall pay off all rental fees and sign a new lease contract. Where Party B does not submit an application for renewal or fails to pay off all rental fees (namely arrears) when the lease term expires, it shall be deemed that there is no renewal.

Article 7 Rights and Obligations of Party A

1. Party A shall ensure that ownership of the house is clear and where there is any property right dispute related to Party A, Party A shall be responsible for coordinating and handling the dispute.

2. Party A shall hand over the house rented by Party B in a timely manner and ensure that it can be used normally.

3. Party A shall carry out regular inspection on the house and its ancillary facilities and bear expenses for overhaul of the house, damage of which is not caused by Party B.

4. Party A is entitled to supervise and inspect the house rented by Party B and production and operation activity of Party B from the aspects of safety, environmental protection, etc. Where any problem is found for the first time with little influence, Party A will request Party B to make rectifications within a time limit. In the event that Party B fails to make rectifications as scheduled or meet requirements on rectifications, Party A is entitled to withdraw the house and will not return the security deposit.

5. Party A is entitled to take back the house on the condition that the lease term expires or Party B breaches the Contract.

6. Party A is entitled to adjust the fees for use of the house.

Article 8 Rights and Obligations of Party B

1. Party B is entitled to possess and use the house during the lease term.

2. Party B shall not change usage of the house or provide or sublease the house to a third party.

3. Party B shall strictly follow relevant provisions of Party A and shall not carry out illegal activities in the house.

4. Party B shall not privately change house structure, partition the house for decoration or install air conditioner, plaque, billboard, etc.

5. Party B shall not privately change infrastructure such as water, power and heating.

6. Party B shall not use high-power electrical appliance such as electric furnace and fan heater or appliances burning gaseous fuels.

7. Party B shall not paste posters or hang sundries outside the wall or at doors or windows.

8. When lease term of the house expires, Party B shall return the house under a good condition to Party A. Where the house is partitioned by Party B for the purpose of decoration with approval from Party A, Party B shall dismantle the partitions to restore the original state of the house or Party B can maintain and return the decorated house to Party A without any charges after approval of Party A is obtained.

9. During the lease term, Party B shall be responsible for general daily maintenance and bear relevant expenses. (General maintenance covers natural ageing or man-made damage of door and window components, locksets, lighting fixtures, sockets, switches, water supply and heating valves and the like within the house.)

10. Party B shall submit statistical statement of the company to Party A on schedule.

Article 9 Rescission of Contract

1. During the lease term, both parties shall not rescind the Contract for no reason. Where Party A must take back the house for any special reason, Party A shall inform Party B of this one month in advance and shall return remaining sum of rental fees as well as security deposit to Party B. Where Party B must surrender the house for any special reason, Party B shall apply to Party A for such surrender one month in advance and can go through relevant formalities after approval from Party A is obtained. 30% of payable fees for the remaining lease term should be deducted as the liquidated damages. Where Party B unilaterally terminates the Contract for no reason, Party A will not return remaining fees.

2. Where Party B has any following situation, Party A is entitled to rescind the Contract and take back the house.

(1) Party B privately dismantle and change structure of the house or change usage of the house.

(2) Party B fails to carry out substantial work more than two months after the time when the house is handed over to Party B for use, or defaults on rental fees for two months, or fails to submit statistical statement of the company on schedule.

(3) Party B carries out illegal activities in the house.

(4) Party B damages the house on purpose.

3. Where the Contract needs to be terminated due to national construction, governmental demolition and force majeure, the Contract shall be rescinded in accordance with laws and rental fees shall be calculated in accordance with actual time of lease.

Article 10 Liability for Breach of Contract

1. Where any party fails to fulfil clauses herein or infringes national laws and regulations as well as other agreements signed by both parties, such party shall bear all incurred loss.

2. Where Party A fails to hand over the house on schedule, Party A shall pay 2% of monthly rental fees for each day of delay to Party B as the liquidated damages. Where Party B fails to pay rental fees on schedule, Party B shall pay 2% of monthly rental fees for each day of delay to Party A as the overdue fine.

3. After lease term of the house expires, where Party B does not want to renew the Contract, Party B shall move out of the house five days after the expiration. Where Party B fails to move out the house on time, Party A will unconditionally withdraw the right of Party B to use the house. Where Party B does not move out the house ten days after the expiration, it shall be deemed that Party B privately possess the house, and Party A is entitled to clear away articles in the house with relevant departments such as property management and incurred loss shall be borne by Party B.

4. Where the house suffers from damage and loss due to force majeure, both parties bear no responsibility for each other. The same goes to the situation that Party B’s relevant equipment is damaged due to equipment failure of departments such as water supply, power supply and heat supply as well as network communication providers.

Article 11 Supplement of the Contract

For matters not mentioned herein, both parties shall sign supplemental agreement.

Article 12 Contract Signing

1. The Contract comes into force upon signature and official seal of legal persons or entrusted agents of legal persons of both parties. For enterprise without business license, sponsor of such enterprise can sign the Contract on behalf of the enterprise and official seal can be affixed later after business license is obtained.

2. Matters not set out in the Contract and supplemental agreement shall be performed in accordance with relevant national laws, regulations and policies.

3. Both parties shall solve any dispute arising from execution of the Contract through consultation. Where consultation fails to work, a lawsuit can be filed in the people’s court at the place where Party A locates.

4. The Contract has   pages and is made in quadruplicate with three copies for Party A and one copy for Party B.

Party A (seal): National Science and Technology Park Development Co., Ltd. of Daqing Petroleum Institute	Party B (seal): Daqing Sunway Technology Co., Ltd.

Person in charge of Management Office (signature):	Entrusted agent (signature):

Tel: 6035792	Tel:
Person in charge of Science and Technology Park (signature):	Legal person (signature):

Tel:	Tel:

Signed on: March 25, 2014

Security Guarantee Agreement

Party A: National Science and Technology Park Development Co., Ltd. of Daqing Petroleum Institute

Party B: Daqing Sunway Technology Co., Ltd.

In order to ensure that Party B can enjoy a good and safe environment, Party A and Party B entered into Security Guarantee Agreement through consultation.

1. Party A implements the systems of guard on duty for 24 hours, night patrol and visitor registration, and Party B shall coordinate with Party A. Party A strictly examine external persons and articles. When any enterprise transports articles and devices out of the building, it shall show the guard on duty a written certificate affixed with official seal of property owner and shall obtain approval from Management Office of National Science and Technology Park.

2. Both parties shall strengthen security. Party A is responsible for security of public area in the building and Party B takes charge of security within the house. Both parties shall support and coordinate with each other.

3. Party B shall not set dormitory within the building. Apart from any person on duty assigned by the company, other personnel shall not stay within the building after work.

4. Party B shall assist Party A to keep safety device, protective housing, signal device, safety fence and the like of all facilities and equipment within the building in a good condition. Any one shall not dismantle or damage them. Articles, equipment and facilities provided by Party A for Party B shall be in perfect condition without any damage.

5. Party B’s power consumption shall be in strict accordance with stipulated power supply capacity. Party B shall not privately connect to power source or change circuits and shall not use high-power electrical appliance such as electric furnace, fan heater and electric water heater or appliances burning gaseous fuels. Where Party B goes against above-mentioned provisions, which results in damage of power distribution equipment and fire accident, Party B shall bear all responsibility and compensate Party A for all the loss apart from receiving punishment in accordance with relevant provisions.

6. Party B shall not store inflammable and explosive materials as well as corrosive, poisonous and harmful articles within the building.

7. Party B shall carry out decoration and store devices and articles in accordance with load requirement of the floor. Where the house is damaged due to overload, Party B shall bear all responsibility and consequence.

8. Party B shall strictly adhere to Management Regulations of Daqing City on Public Security and Fire Control. No flame is allowed in the house, and Party B shall take care of fire-fighting equipment and shall not move such equipment at will.

9. Party B shall strengthen safety education for its staff. Staff of Party B shall take good care of public property and public facilities and adhere to sanitary regulations and shall not throw waste, pile up garbage or park cars here and there. Inner part of the house should be kept clean and tidy and passage should be kept smooth.

10. Person in charge of Party B is the first person in charge for security within rented area. The person in charge shall assign special person to take charge of security work and to keep in touch with Party A. Where Party B violates relevant security management regulations, which results in security accidents, Party B shall bear all responsibility.

11. For matters not mentioned herein, both parties shall solve them through consultation.

12. The Agreement comes into force upon signature and official seal of legal persons or entrusted agents of legal persons of both parties.

13. The Agreement is made in quadruplicate with three copies for Party A and one copy for Party B.

Party A (seal): National Science and Technology Park Development Co., Ltd. of Daqing Petroleum Institute	Party B (seal): Daqing Sunway Technology Co., Ltd.

Person in charge of Management Office (signature):	Entrusted agent (signature):

Tel: 6035792	Tel:

Person in charge of Science and Technology Park (signature):	Legal person (signature):

Tel:	Tel:

Signed on: March 25, 2014